NOTE EXCHANGE AGREEMENT

THIS NOTE EXCHANGE AGREEMENT (this “Agreement”) is dated as of January 26, 2018 (the “Closing Date”), between Victoria’s Kitchen LLC, a California limited liability company and a wholly owned subsidiary of Hispanica Delights of America, Inc., a Delaware corporation (the “Company”), and Elie Pierre Meniane (the “Holder”) of a secured promissory note (the “Note”), payable by the Company, which Note is attached hereto as Exhibit A.

Recitals

WHEREAS, the principal and accrued interest due under the terms of the Note is $103,000 (the “Outstanding Amount”);

WHEREAS, the Note is set to mature on March 31, 2018 (the “Maturity Date”);

WHEREAS, the Company is currently conducting an offering of secured convertible promissory notes in the aggregate principal amount of $700,000 (“New Notes”) (the “Note Offering”); and

WHEREAS, the Company and the Holder desire to exchange the Outstanding Amount, and therefore terminate the Note, for New Notes in the Note Offering, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereto hereby agree as follows:

1.                   Securities Exchange.

(a)                Upon the following terms and subject to the conditions contained herein, the Holder agrees to deliver to the Company the Note in exchange for a New Note in the aggregate principal amount equal to the Outstanding Amount.

(b)                The execution and delivery of this Agreement by the parties hereto and the closing under this Agreement (the “Closing”) shall occur upon execution of this Agreement and the delivery of the Note to the Company for cancellation. At Closing, (i) the New Note issued in exchange for cancellation of the Note shall be deemed the full and final consideration for the cancellation of the Note, and the Note shall thereby be fully satisfied, terminated and of no further force and effect without any further action by any party; and (ii) all security interests and other liens of every type at any time granted to or held by the Holder as security for the indebtedness evidenced by the Note shall be terminated and automatically released without further action by the Holder.

2.                   Waiver. The Holder hereby irrevocably waives the provisions set forth in the Note such that: (i) the Company will not incur any penalty or premium by the exchange of the Note for the New Note; (ii) the Company will not be obligated or required to pay any interest accrued under the terms of the Note; and (iii) and the Holder will accept the New Note, rather than cash, as full satisfaction of the Company’s obligations under the Note.

3.                   Representations, Warranties and Covenants of the Holder. The Holder hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company.

(a)                This Agreement has been duly authorized, validly executed and delivered by the Holder and is a valid and binding agreement and obligation of the Holder enforceable against the Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Holder has the power and authority to execute and deliver this Agreement and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(b)                The Holder did not receive any other form of additional consideration in connection with the issuance of the New Note.

(c)                The Holder understands that the New Note being offered and sold in reliance on specific provisions of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws.

(d)                The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Holder is a party or by which the Holder’s properties or assets are bound, or (ii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Holder or by which any property or asset of the Holder are bound or affected, except, in each case, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect the Holder’s ability to perform its obligations under this Agreement.

(e)                The Holder is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act, with sufficient knowledge and experience in financial matters as to be capable of evaluating the risks and merits of the transaction contemplated hereby.

(f)                 The Holder is acquiring the New Note for the Holder’s own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws; provided, however, that by making the representations herein, the Holder does not agree to hold the New Note for any minimum or other specific term and reserves the right to dispose of any shares of the Company’s common stock, $0.0001 par value, issuable upon conversion of the New Note (“Conversion Shares”) at any time in accordance with federal and state securities laws applicable to such disposition.

(g)                The Holder understands that the Conversion Shares are “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, have not been registered under the Securities Act, and that none of the Conversion Shares can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or an exemption from registration under the Securities Act is available (and then the Conversion Shares may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

(h)                The Holder has not employed any broker or finder, or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with any of the transactions contemplated by this Agreement.

(i)                  The Holder acknowledges that the New Note was not offered to the Holder by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Holder was invited by any of the foregoing means of communications.

(j)                  The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Note free and clear of all rights and Encumbrances (as defined below) other than restrictions under the Securities Act and other applicable federal and state securities laws. The Holder has full power and authority to transfer and dispose of the Note free and clear of any right or Encumbrance other than restrictions under the Securities Act and other applicable federal and state securities laws. Other than the transactions contemplated by this Agreement, there is no pending proposal, or other right of any person to acquire all or any of portion of the Note. “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(k)                No person or entity, other than the Company, has been authorized to give any information or to make any representation on behalf of the Company in connection with the Note Offering, and if given or made, such information or representations have not been relied upon by the Holder as having been made or authorized by the Company. The only representations and warranties made by the Company in connection with the Note Offering are those contained in this Agreement, and the only information made available by the Company in connection with the Note Offering is contained in this Agreement.

4.                   Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Holder, and covenants for the benefit of the Holder, as follows:

(a)                The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

(b)                This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(c)                The Company covenants and agrees that promptly following the Closing, the Note will be cancelled and retired by the Company.

5.                   Fees and Expenses. Each party hereto shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.                   Waiver of Interest. In addition to the waiver of any and all accrued interest under Section 2 of this Agreement, the Holder hereby irrevocably waives any and all claims, demands, suits, actions, causes of action and rights whatsoever at law or in equity, now existing or arising relating to any accrued and unpaid interest on the Note or any other agreement between the parties. The Holder hereby acknowledges and agrees that it shall not commence or prosecute in any way, or cause to be commenced or prosecuted, any action in any court relating to such accrued and unpaid interest.

7.                   Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

8.                   Confidentiality. The Holder acknowledges and agrees that the existence of this Agreement and the information contained herein and in the Exhibits hereto (collectively, “Confidential Information”) is of a confidential nature and shall not, without the prior written consent of the Company, be disclosed by the Holder to any person or entity, other than the Holder’s personal financial and legal advisors for the sole purpose of evaluating an investment in the Company, and that it shall not, without the prior written consent of the Company, directly or indirectly, make any statements, public announcements or release to trade publications or the press with respect to the subject matter of this Agreement. Notwithstanding the foregoing, the Holder may use or disclose Confidential Information to the extent the Holder is required by law to disclose such Confidential Information, provided, however, that prior to any such required disclosure, Holder shall give the Company reasonable advance notice of any such disclosure and shall cooperate with the Company in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. The Holder further acknowledges and agrees that the information contained herein and in the other documents relating to this transaction may be regarded as material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, the Holder shall not purchase or sell any securities of the Company, or communicate such information to any other person.

9.                   Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by all of the parties hereto.

10.               Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

VICTORIA’S KITCHEN LLC

By: /s/ Fernando O. Leonzo

Name: Fernando O. Leonzo

Title: Managing Member

HOLDER:

ELIE PIERRE MENIANE

/s/ Elie Pierre Meniane